UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rocky Mountain Chocolate Factory, Inc. issued the following press release on September 29, 2021:

Rocky Mountain Chocolate Factory Corrects the Record Regarding AB Value’s Misleading Claims and Inaccurate Statements

Sets the Record Straight for Stockholders by Highlighting AB Value’s Misleading Public Statements, Self-Serving Behavior and Track Record of Value Destruction

AB Value-Led Dissident Group Has Presented a Superficial and Ineffective Plan for RMCF

Urges Stockholders to Vote "FOR" ALL of the Company's Nominees TODAY on the WHITE Proxy Card

DURANGO, CO / September 29, 2021 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) (the "Company" or “RMCF”), one of North America's largest retailers, franchisers and manufacturers of premium, handcrafted chocolates and confections, today issued the following statement to the Company’s stockholders to set the record straight regarding the repeated misleading claims and inaccurate statements disseminated by the dissident group led by AB Value Management LLC (“AB Value”).

“Do not be misled by the numerous inaccurate claims and slanted information the dissident group continues to disseminate publicly. The simple facts are that they have only presented a superficial and ineffective plan for RMCF, lack the expertise to create value for stockholders and are pursuing a self-serving public contest at your expense. We believe it is unacceptable that they would ask stockholders for majority control of your Board without a plausible, detailed plan to grow the Company and serve your best interests.

“As yet another example of the dissident group’s misleading and disingenuous approach, their public statements continue to misrepresent RMCF’s relationship with Immaculate Confection, operator of RMCF’s Canadian master franchise network. Here are the facts: We now have a good working engagement, after resolving this dispute in early August, and we are working productively with Immaculate Confection to generate new business opportunities for RMCF. The dissident group’s Andrew Berger knows this because he voted on August 4 to approve the settlement. Further, as he aware – or should be aware – RMCF owns the intellectual property for Canada, making his false claims about the design of the Toronto Pearson International Airport location even more puzzling. Why is he misleading stockholders about a decision he voted for? We believe stockholders deserve better.

“Moreover, the Company is very concerned about Mr. Berger’s destructive and ill-fated track record with retail and consumer companies where he has taken control. As one example, he took control of the Board of sandwich chain Cosi, installed himself as CEO despite having no relevant industry nor operational experience, and guided that company to file for bankruptcy. We do not believe that this is a stockholder-friendly group that will serve the interests of all stockholders.

“It is disappointing that the dissident group has pursued a misleading public campaign, instead of seriously engaging with our numerous good-faith efforts to find a mutually agreeable resolution. The dissident group has made numerous false claims, filed a baseless lawsuit and continued to spread disinformation, all concerning examples of self-serving and self-interested behavior. Remember, the dissident group’s Mr. Berger has been on the RMCF Board since January 2020 and his firm received $290,000 from the Company in a 2019 settlement agreement, yet he has still failed to produce any effective operational plans or strategic insights since.

“The dissident group’s proposal is destructive for stockholder value, will be costly to the Company and proposes no effective strategies nor solutions. The current Board has already made several significant structural and strategic changes, even while having to spend energy and resources on this unnecessary contest. The Board is committed to further steps as we continue to focus on increasing value for stockholders.”

Your vote is important, no matter how many shares you own. Please discard any blue proxy cards you may receive. If you have already returned a blue proxy card, you can change your vote simply by voting by telephone, via the Internet or by signing, dating and returning a WHITE proxy card today.

RMCF is committed to enhancing stockholder value and acting in the best interest of ALL stockholders. RMCF urges stockholders to vote FOR all of the Company’s nominees on the WHITE proxy card ahead of the Company’s 2021 Annual Meeting of Stockholders (the "Annual Meeting"), to be held October 6, 2021.

The Company’s proxy statement and other important information related to its 2021 Annual Meeting of Stockholders can be found on the SEC's website at www.sec.gov and on the Company's website at rmcf.com/SEC-Filings.

Your vote is important, no matter how many shares you own.

If you have any questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(888) 658-5755 (Toll Free)

Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply complete, sign and date the WHITE proxy card and return it TODAY in the postage-paid envelope provided.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 300 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

This communication relates to the Annual Meeting. In connection with the Annual Meeting, the Company filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021, as supplemented on September 20, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED AS SUPPLEMENTED ON SEPTEMBER 20, 2021 WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company's common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Media Contacts:

Dan Scorpio / Jake Yanulis

Abernathy MacGregor

amg-rmcf@abmac.com

(212) 371-5999

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128

SOURCE: Rocky Mountain Chocolate Factory, Inc.